Series Number:  3
For period ending 4/30/14

48)	Investor, A, C & R
First $100 million 1.200%
Next $900 million 1.150%
Next $1.0 billion 1.100%
Next $500 million 1.050%
Over $2.5 billion 1.000%

Institutional
First $100 million 1.000%
Next $900 million 0.950%
Next $1.0 billion 0.900%
Next $500 million 0.850%
Over $2.5 billion 0.800%

R6
First $100 million 0.850%
Next $900 million 0.800%
Next $1.0 billion 0.750%
Next $500 million 0.700%
Over $2.5 billion 0.650%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           6,807
           Institutional Class                                           3,099
2. Dividends for a second class of open-end company shares
           A Class                                1,288
           C Class                                51
           R Class                                32
R6 Class                                32

73A)           1. Dividends from net investment income
           Investor Class                                           $0.1959
           Institutional Class                                $0.2199
2. Dividends for a second class of open-end company shares
           A Class                                $0.1658
           C Class                                $0.0757
R Class                                $0.1358
R6 Class                                $0.2380

74U)           1. Number of shares outstanding (000's omitted)
                                 Investor Class                                           33,717
                                 Institutional Class                                           14,185
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                6,259
                                    C Class                                                                 664
R Class                                 264
R6 Class                                386

74V)    1. Net asset value per share (to nearest cent)
                                Investor Class                                $26.26
                                Institutional Class                                $26.32
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                $26.26
                                    C Class                                                                $25.86
R Class                                $26.14
R6 Class                                $26.32

Series Number: 10
For period ending 4/30/14

48)	Investor, A, C & R
1.200%

Institutional
1.000%

R6
0.850%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           1,424
           Institutional Class                                           267
2. Dividends for a second class of open-end company shares
           A Class                                589
           C Class                                76
           R Class                                13
R6 Class                                1

73A)           1. Dividends from net investment income
           Investor Class                                           $0.3686
           Institutional Class                                $0.3909
2. Dividends for a second class of open-end company shares
           A Class                                $0.3407
           C Class                                $0.2571
           R Class                                $0.3129
R6 Class                                $0.4076

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           4,314
                      Institutional Class                                           653
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                                      1,653
                      C Class                                            369
R Class                                            44
R6 Class                                           2

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.28
                      Institutional Class                                           $11.28
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.28
                                C Class                                           $11.26
R Class                                           $11.28
R6 Class                                           $11.28